EXHIBIT 10.5
NOBLE CORPORATION PLC
DIRECTOR RESTRICTED STOCK UNIT AWARD

THIS INSTRUMENT (this “Instrument”), made effective as of the [____] day of [_______] 202[_] (the “Effective Date”) by Noble Corporation plc, a company organized under the laws of England and Wales (the “Company”) evidences the Restricted Stock Units (as defined in the Plan) awarded hereunder to [NAME] (“Director”) and sets forth the restrictions, terms and conditions that apply thereto.

W I T N E S S E T H:

WHEREAS, the Company’s Board of Directors (the “Board”) acting under the Noble Corporation plc 2022 Long-Term Incentive Plan (the “Plan”) has determined that it is desirable to award Restricted Stock Units to Director pursuant to the Plan; and

WHEREAS, pursuant to the Plan, the Board has determined that the Restricted Stock Units so awarded shall be subject to the restrictions, terms and conditions set forth in this Instrument;

NOW, THEREFORE, the award of Restricted Stock Units is hereby granted to Director as follows:

1.Restricted Stock Unit Award. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby awards [_____] Restricted Stock Units (the “Awarded Restricted Stock Units”) to Director pursuant to the Plan. The Awarded Restricted Stock Units are being awarded to Director effective as of the Effective Date and shall vest or be forfeited in accordance with (and otherwise be subject to) the provisions of this Instrument. The Awarded Restricted Stock Units are being awarded to Director without the payment of any cash consideration by Director, except that payment of nominal value in respect of the Shares hereunder may be required by the Compensation Committee of the Board (the “Committee”) or pursuant to procedures of the Committee in respect of the allotment and issuance, transfer or delivery of such Shares.

2.Vesting, Settlement, and Forfeiture. Except as set forth in Section 3 of this Instrument, the Awarded Restricted Stock Units shall vest, settle, and the forfeiture restrictions applicable to them under this Instrument shall terminate in accordance with the provisions of the attached Schedule I, provided that Director remains a director of the Company or an affiliate from the Effective Date to the date of vesting. Any Awarded Restricted Stock Units that have not already vested shall be forfeited by Director upon the termination of Director’s service as a director with the Company or an affiliate for any reason other than death or Disability. Upon the occurrence of any such forfeiture event, Director agrees to enter into any transactions or other arrangements, as determined by the Company to be necessary, with the Company or an affiliate in order to effect such forfeiture.
3.Acceleration of Vesting. The Awarded Restricted Stock Units that have not already vested or been forfeited shall become fully vested and no longer subject to any forfeiture restrictions under this Instrument (i) if Director’s service as a director with the Company or an affiliate terminates by reason of death or Disability or (ii) upon the occurrence of a Change in Control (as defined in the Noble Corporation plc Executive Change in Control Severance Plan).

4.Allotment and Issuance of Shares. As soon as practicable following the date any Awarded Restricted Stock Unit is settled in accordance with Section 2, such Awarded Restricted Stock Unit shall be cancelled. Shares issued pursuant to this Instrument may not be registered under the United States Securities Act of 1933, and the issuance of Shares under this Instrument is subject to any restrictions or conditions required by the Committee pursuant to Section 15 of the Plan.

5.No Rights as Shareholder. Director shall have no rights as a shareholder of the Company, including, without limitation, voting rights or the right to receive dividends and distributions as a shareholder, with respect to the Shares subject to the Awarded Restricted Stock Units, unless and until and to the extent such Shares are allotted and issued or transferred to Director as provided herein.

6.Dividend Equivalents. In connection with the Awarded Restricted Stock Units the Company hereby awards to Director Dividend Equivalents with respect to any cash dividends payable with respect to the Shares. Such cash Dividend Equivalents shall be payable at the same time, and shall be subject to the same conditions, that are applicable to the Awarded Restricted Stock Units, and shall be payable in the form of a number of Shares (rounded down to nearest whole Share) equal to the amount of such cash Dividend Equivalents divided by the Fair Market Value of a Share at the time of vesting, or shall be payable in cash in the sole discretion of the Board. Accordingly, the right to receive such cash Dividend Equivalent payments shall be forfeited to the extent that the Awarded Restricted Stock Units do not vest, are forfeited or are otherwise cancelled pursuant to this Instrument.

7.Arrangements and Procedures Regarding Withholding Taxes.

(a)Director shall make arrangements satisfactory to the Committee for the payment of taxes of any kind that are required by law to be withheld with respect to the Awarded Restricted Stock Units or the Dividend Equivalents awarded under this Instrument, including, without limitation, taxes applicable to (i) the awarding of the Awarded Restricted Stock Units or the allotment and issuance or transfer of Shares in settlement thereof, or (ii) the awarding of the Dividend Equivalents or the payments made with respect thereto.

(b)Unless and until the Committee shall determine otherwise and provide notice to Director in accordance with Section 7(c), any obligation of Director under Section 7(a) that arises with respect to the allotment and issuance, transfer or delivery of Shares in settlement of Awarded Restricted Stock Units that have become vested may be satisfied, in accordance with procedures adopted by the Committee, by (i) Director’s forfeiture or surrender of the right to require the Company to allot and issue, transfer or deliver Shares subject to such Awarded Restricted Stock Units, (ii) causing such Awarded Restricted Stock Units to be settled partly in cash or (iii) otherwise withholding a portion of such Shares. In the case of Shares as to which the right to require allotment and issuance, transfer or delivery is forfeited or surrendered pursuant to clause
(i) and Shares withheld pursuant to clause (iii) such Shares or rights shall be valued at the Fair Market Value (of such Shares or the Shares to which such rights relate, as the case may be) as of the date on which the taxable event that gives rise to the withholding requirement occurs.

(c)The Committee may determine, after the Effective Date and on notice to Director, to authorize one or more arrangements (in addition to or in lieu of the arrangement described in Section 7(b)) satisfactory to the Committee for Director to satisfy the obligation of Director under Section 7(a).

(d)If Director does not, for whatever reason, satisfy the obligation of Director under Section 7(a), then the Company and its affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to Director the amount required to satisfy the obligation of Director under such Section 7(a).

8.Non-Assignability. This Instrument is not assignable or transferable by Director. No right or interest of Director under this Instrument or the Plan may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law (except pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code or a similar domestic relations order under applicable foreign law, either in such form as is acceptable to the Committee), and no such right or interest shall be liable for or subject to any debt, obligation or liability of Director.

9.Defined Terms; Plan Provisions. Unless the context clearly indicates otherwise, the capitalized terms used (and not otherwise defined) in this Instrument shall have the meanings assigned to them under the provisions of the Plan. The Awarded Restricted Stock Units and the Dividend Equivalents subject to this Instrument shall be governed by and subject to all applicable provisions of the Plan. This Instrument is subject to the Plan, and the Plan shall govern where there is any inconsistency between the Plan and this Instrument.

10.Governing Law. This Instrument shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws thereof, except to the extent Texas law is preempted by federal law of the United States or by the laws of England and Wales.

11.Binding Effect. This Instrument shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

12.Prior Communications; Amendment. This Instrument, together with any Schedules and Exhibits and any other writings referred to herein or delivered pursuant hereto, evidences the Award granted hereunder, which shall be subject to the restrictions, terms and conditions hereof, and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. To the fullest extent provided by applicable law, this Instrument may only be amended, modified and supplemented in accordance with the applicable terms and conditions set forth in the Plan.

13.Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if directed in the manner specified below, to the parties at the following addresses and numbers:

(a) If to the Company, when delivered by hand or mail (registered or certified mail with postage prepaid) to:

Noble Corporation plc
13135 Dairy Ashford Rd. #800 Sugar Land, TX 77478 Attention: Corporate Secretary Email: Legal@noblecorp.com

(b) If to Director, when delivered by hand or mail (registered or certified mail with postage prepaid) to:

The last known address and number for Director as maintained in the personnel records of the Company

For purposes of this Section 13, the Company shall provide Director with written notice of any change of the Company’s address, and Director shall be responsible for providing the Company with proper notice of any change of Director’s address, and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

14.Severability. If any provision of this Instrument is held to be unenforceable, this Instrument shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects the restrictions, terms and conditions set forth in this Instrument shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

15.Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Instrument, and shall not affect in any manner the meaning or interpretation of this Instrument.

16.Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

17.References. The words “this Instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Instrument as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes” and “including” are used in this Instrument, such words shall be deemed to be followed by the words “without limitation.”

18.Unfunded Awards. The awards made under this Instrument are unfunded and unsecured obligations and rights to provide or receive compensation in accordance with the provisions hereof, and to the extent that Director acquires a right to receive compensation from the Company or an affiliate pursuant to this Instrument, such right shall be no greater than the right of any unsecured general creditor of the Company or such affiliate.

19.Compliance with Code Section 409A. The compensation payable to or with respect to Director pursuant to the Awarded Restricted Stock Units is intended to be compensation that is compliant with Code Section 409A or not subject to the tax imposed by Code Section 409A, and this Instrument shall be administered and construed to the fullest extent possible to reflect and implement such intent.

IN WITNESS WHEREOF, the Company has signed and delivered this Instrument as of the date first above written.

NOBLE CORPORATION PLC

[_______________]
Senior Vice President, General Counsel and Corporate Secretary

SCHEDULE I
NOBLE CORPORATION PLC
VESTING AND SETTLEMENT PERIODS
FOR AWARD OF DIRECTOR RESTRICTED STOCK UNITS

TERMS FOR GRANT

The Committee has determined that the following vesting and settlement time periods shall be applicable to the Awarded Restricted Stock Units awarded pursuant to this Instrument:

Vesting Period

All of the Awarded Restricted Stock Units shall vest and no longer be subject to forfeiture on [________] [__], 202[_].

Settlement

Unless an election is made otherwise, all Awarded Restricted Stock Units that have vested in accordance with this Instrument shall settle on the trading date on or next following the date of vesting. Awards will settle in two parts, 60 percent of Fair Market Value (as defined in the Plan) will be paid in Shares and 40 percent of Fair Market Value will be paid in cash.

S-1